UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Item 5.02(c): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2022, 22nd Century Group, Inc. (the “Company”) appointed John J. Miller as an executive officer and President of Tobacco, effective immediately.

Prior to joining the Company, Mr. Miller, age 57, was the President and CEO of Swisher International, Inc., a manufacturer and exporter of cigars and smokeless tobacco products in America. Mr. Miller joined Swisher in November of 2012 as Senior Vice President of Sales & Marketing, was promoted to President in 2017 and named CEO in March 2021 until his retirement in September 2021. Mr. Miller’s experience also includes more than 20 years in various management positions at US Smokeless Tobacco Co. Mr. Miller holds a Bachelor of Science Degree in Finance from UNLV and earned an MBA from Pepperdine University, The George L. Graziadio School of Business Management. There are no family relationships between Mr. Miller and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

In connection with his appointment as an executive officer, Mr. Miller will enter into an employment agreement with the Company for an initial term until May 2025. The terms of the agreement will be consistent with his current compensation, receiving an annual base salary of approximately $425,000 and previously received an award of 750,000 performance shares, with one-third of such shares vesting on each of May 1, 2023, 2024 and 2025 provided that the Company’s tobacco business plan revenue objectives and other performance requirements are satisfied at such times. The performance shares shall automatically vest upon the occurrence of change in control of the Company or similar event or in the event Mr. Miller terminates his employment for “Good Cause”; which means either an involuntary reduction in pay, change in reporting structure or a requirement to relocate. The terms of the employment agreement are subject to change based on the actual employment agreement to be entered into with Mr. Miller.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 104 Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Peter Ferola
Date: November 17, 2022	Peter Ferola
General Counsel and Secretary